SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

September 27, 2010
Date of Report (Date of earliest event reported)
____________________________________________________

Bay Street Capital, Inc.
(Exact name of Company as specified in its charter)

 (Commission File Number)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5655532
(IRS Employer Identification Number)

3651 Lindell Road, Suite D #146
Las Vegas, Nevada	89103
(Address of principal executive offices)	(ZIP Code)

Bryce Knight, CEO
Bay Street Capital, Inc.
3651 Lindell Road, Suite D #146
Las Vegas, Nevada
(Name and address of agent for service)

(702) 943-0330
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition.

On September 24, 2010 the Registrant’s Board of Directors unanimously approved the acquisition of 100% of the outstanding stock of Bay Street Advisors, Inc, a California corporation for a purchase price of $65,000. Bay Street Advisors is a Los Angeles based strategic advisory firm providing consulting services to mobile and web technology companies.

On September 27, 2010 the Registrant entered into a Stock Purchase Agreement with Vineet Jindal to purchase 100% ownership interest of Bay Street Advisors, Inc. for $65,000. The Registrant accepted the ownership interest as payment for the shares of Registrant’s restricted stock purchased by Jindal pursuant to a Restricted Stock Purchase Agreement dated September 27, 2010 (discussed in more detail in Item 3.02.).

On September 24, 2010 the Registrant’s Board of Directors unanimously approved the acquisition of 100% of the outstanding stock of Clowd, Inc., a Delaware corporation, for a purchase price of $65,000. Clowd, Inc. is building a web-based communication platform that is currently in stealth mode.

On September 27, 2010 the Registrant entered into a Stock Purchase Agreement with Tim Symington to purchase 100% ownership interest of Clowd, Inc. for $65,000. The Registrant accepted the ownership interest as payment for the shares of Registrant’s restricted stock purchased by Symington pursuant to a Restricted Stock Purchase Agreement dated September 27, 2010 (discussed in more detail in Item 3.02.).

Item 3.02.                      Unregistered Sales of Equity Securities

On September 24, 2010 the Registrant’s Board of Directors unanimously approved the sale of 11,715,000 shares of Registrant’s common stock to twenty-three shareholders for $234,300 pursuant to Restricted Stock Purchase Agreements and an Agreement to Convert Debt into Equity

On September 27, 2010 the Registrant entered into Restricted Stock Purchase Agreements with twenty-two purchasers to sell 11,390,000 shares for $227,800, equal to $0.02 per share, payable in cash or other consideration deemed acceptable by the company’s Board of Directors. Each Purchaser of the shares also entered into Executive Employment Agreements, Advisory Agreements, and Consulting Agreements with the Company. The shares purchased are subject to certain restrictions related to the Executive Employment Agreements, Advisory Agreements, and Consulting Agreements including lock up agreements and share repurchase agreements.

On September 28, 2010 an Agreement to Convert Debt into Equity was entered into with a single debt holder of the Registrant to convert $6,500 of aged debt, pursuant to a promissory note, into 325,000 shares of the Registrant’s common stock.

The shares of Registrant common stock issued pursuant to these agreements were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The shares of Registrant common stock sold pursuant to the Restricted Stock Purchase Agreements may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of Registrant common stock contain a legend stating the same.

Item 5.02.                      Appointment of Principal Officers

On September 24, 2010 the Registrant’s Board of Directors unanimously authorized the Registrant to hire six new executives and enter into Executive Employment Agreements with each new executive member.

On September 27, 2010 the Registrant entered into an Executive Employment Agreement with James Jago to be the Registrant’s new Chief Financial Officer.

James most recently worked at Pangaea Asset Management, a boutique investment firm with approximately $1 billion of assets under management focused on managing leveraged loan collateral. He was responsible for sourcing and underwriting new transactions, and during his time at Pangaea James underwrote loan commitments aggregating over $400 million across a wide spectrum of transaction types and industries. Mr. Jago was also responsible for managing a loan portfolio of 50 corporate borrowers aggregating more than $150 million of exposure.

Before working at Pangaea, James worked at Merrill Lynch Capital where he was responsible for managing a $500 million loan portfolio composed of both asset-based and cash-flow based loans. Prior to working at Merrill Lynch Capital, James was a consultant at Protiviti where he provided consulting services spanning internal audit, credit risk, and financial reporting capacities.

James is a CFA charter holder and graduated with honors from the A.B. Freeman School of Business at Tulane University with a Bachelors of Science in Management.

On September 27, 2010 the Registrant entered into an Executive Employment Agreement with Vineet Jindal to be the Registrant’s new Chief Investment Officer.

Prior to joining Bay Street, Vineet served as a Principal at Boston Millennia Partners, a leading venture capital firm focused on life science and high-tech companies.  Previously, Vineet served as Managing Director, Head of Healthcare Equity Research, and Senior Biotechnology Analyst at ThinkEquity Partners and as Senior Biotechnology Equity Research Analyst at Wedbush Morgan Securities. Prior to Wedbush Morgan, Vineet worked as an Associate at Origin Capital Management, and in the equity research department of Lehman Brothers.  Vineet is also an Advisor to the Biotechnology Department at the University of Alabama, Birmingham. He received a Bachelor of Arts in Integrative Biology and a Master of Arts in Endocrinology from University of California at Berkeley and a Masters of Science in Molecular Pharmacology from Cornell University Weill Medical College / Sloan Kettering Cancer Institute.

On September 27, 2010 the Registrant entered into an Executive Employment Agreement with Tim Symington to be the Registrant’s new Chief Operations Officer.

Tim successfully built and sold a web-advertising platform in 2004, after having grown it to over 90,000 publishers in under six months of operation. Over the last six years Tim has held strategic roles in many web technology firms; most recently with Titan Gaming.  Titan is an online gaming platform that enables skill-based wagering between players.  In August 2010, Titan announced that it had acquired XFire.com, the largest online gaming portal in the world.

Tim served as Founder and Chief Architect for Clowd, Inc.  While at Clowd, Tim designed the algorithms and infrastructure for measuring knowledge and influence amongst humans, for use in the search and advertising verticals.  Tim is the Founder of two of the Registrant’s portfolio companies.

On September 27, 2010 the Registrant entered into an Executive Employment Agreement with Aaron Moore to be the Registrant’s new Chief Compliance Officer.

Aaron is also the co-founder and CEO of City Mills, LLC a brand incubator and apparel manufacturing company located in Los Angeles.  Since graduating from the Business Law Program at the UCLA School of Law, Aaron's career has been focused on start-ups.  Aaron joined Gray Cary, a law firm with a culture and focus of working with Silicon Valley entrepreneurs, working in the IP Licensing and Technology Group and the Litigation department.  At Gray Cary, Aaron saw a huge need for technological innovation in the litigation support industry.  As email became the primary mode of corporate communication, attorneys needed smart, simple and practical ways to review gigantic quantities of electronic data.  Aaron seized this opportunity, and left Gray Cary in 2003 and spent the next several years working with several different start-ups that were focused on selling electronic discovery software and services to large law firms and Fortune 500 companies.  Aaron became a nationally recognized figure in the electronic discovery industry, and he worked on some of the largest and most historically relevant cases of the last decade.  Aaron gained significant venture experience from the perspective of the entrepreneur as the companies he worked with went through various stages of the funding cycle.  From seed funding, to multiple series, and full acquisition Aaron has seen a variety of equity investments.

Aaron wanted to take the experience he gained with start-ups and apply it to another industry.  Specifically, Aaron wanted to sell a product and build a consumer brand.  In early 2009, Aaron saw an opportunity in the apparel manufacturing industry in Los Angeles.  Aaron partnered with an established clothing designer and started City Mills, LLC a brand incubator and apparel manufacturing company.   City Mills manufacturing has grown dramatically in the last 18 months, and the company has successfully launched two new clothing lines.

Aaron received his JD from the UCLA School of Law and his undergraduate degree from U.C. Berkeley.

On September 27, 2010 the Registrant entered into an Executive Employment Agreement with Brendon Crawford to be the Registrant’s new Chief Technology Officer.

Brendon Crawford has 15 years of engineering and management experience in enterprise web software. He has completed over 60 product launches, with an emphasis on the finance, entertainment, and green/eco sectors. He has an extensive background in distributed computing, data-mining, and solving unique scalability problems for the web. Brendon has successfully managed development teams both large and small, applying a firm understanding of product development cycles and effective communication.

On September 27, 2010 the Registrant entered into an Executive Employment Agreement with Lee Fentress to be the Registrant’s new Vice President.

With a background in media sales and business development, Lee comes to Bay Street with an expertise in cross platform branding, advertising, and public relations. Prior to Bay Street, Lee worked across several mediums (print: Sports Illustrated, online: AOL / SI.com, and television: CBS).  Lee also worked at web based advertising agency, “Spot Runner” where he oversaw the Filmed Entertainment Unit, one of the company’s most profitable verticals.

Most recently, Lee spent over a year as an Advance Associate for the White House, traveling both domestically and internationally for the President, the Vice President and the First Lady.  Lee holds a Bachelor of Arts from Washington and Lee University.

On August 18, 2010 the Registrant engaged Joshua Rosenfeld of Strategic Law Partners, LLP to be the Registrant’s new Corporate Counsel.

Josh is a partner at Strategic Law Partners, LLP, a Los Angeles firm specializing in corporate and intellectual property matters.  Prior to Strategic Law Partners, Josh served as General Counsel at Bebo, a social networking site based in San Francisco, overseeing the company-wide legal function and Bebo’s acquisition by AOL for $850 million cash.  Prior to Bebo, Josh was a corporate and securities attorney at DLA Piper, one of the world’s largest law firms, where he represented clients in over 50 venture financings that raised aggregate proceeds of over $500 million, mergers and acquisitions valued at over $1 billion, and capital markets transactions that raised aggregate proceeds of over $580 million.  He received his JD from UCLA School of Law and his undergraduate degree from UC Berkeley.  He is admitted to practice law in the State of California.

Item 5.03.                      Amendment to Articles of Incorporation

On September 24, 2010 the Registrant’s Board of Directors unanimously consented to, and 61.3% of the shareholders approved a Corporate Name Change to: Los Angeles Syndicate of Technology, Inc. (“LAST”)

The Registrant will file an Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect such name change.  Prior to doing so, the Registrant will file notice of the change with FINRA.  Notice will be received at least ten days before the name change becomes effective.  Registrant will also request a change to our stock symbol to FINRA in hopes that the new symbol will relate more closely to Registrant’s new name.

The Registrant decided to change its name to better reflect the Registrant’s new strategic approach.

The Registrant estimates that the name change will be effective after October 20, 2010.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Company and in the capacity thereunto duly authorized, in Santa Monica, California, on the 5th Day of October 2010.

Bay Street Capital, Inc.
By:	/s/ Bryce Knight
Bryce Knight, Chief Executive Officer

 EXHIBIT INDEX

Exhibits
None.